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                     PC SERVICE SOURCE, INC. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                          Three Months Ended    Six Months Ended
                                                                June 30,            June 30,
                                                           -----------------    -----------------
                                                             1996      1995       1996      1995
                                                           -------   -------    -------   -------
PRIMARY EARNINGS PER COMMON SHARE

Net earnings (loss) ....................................   $   759   $  (434)   $ 1,413   $   130
                                                           =======   =======    =======   =======

Average common shares outstanding ......................     4,401     3,893      4,187     3,893
Average common share equivalents resulting
  from assumed conversion of options and warrants (1) ..       449      --          447       518
                                                           -------   -------    -------   -------

Average number of common shares and
  common share equivalents outstanding .................     4,850     3,893      4,634     4,411
                                                           =======   =======    =======   =======

Primary earnings (loss) per common share ...............   $   .16   $  (.11)   $   .30   $   .03
                                                           =======   =======    =======   =======


FULLY DILUTED EARNINGS PER COMMON SHARE

Average number of common shares outstanding ............     4,401     3,893      4,187     3,893
Average common share equivalents resulting from
   assumed conversion of options and warrants
   assuming full dilution (1) ..........................       475      --          539       544
                                                           -------   -------    -------   -------

Average number of common shares and
   common share equivalents outstanding
   assuming full dilution ..............................     4,876     3,893      4,726     4,437
                                                           =======   =======    =======   =======

Fully diluted earnings (loss) per common share .........   $   .16   $  (.11)   $   .30   $   .03
                                                           =======   =======    =======   =======


(1) Common share equivalents are not included for the three months ended June 30, 1995, as exercise of options and warrants would be anti-dilutive.